Exhibit 31.2
                                 CERTIFICATIONS

I, James W. Creamer, III, certify that:

1. I have reviewed the report being filed on Form 10-QSB by ACROSS AMERICA REAL ESTATE CORP;

2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of ACROSS AMERICA REAL ESTATE CORP. as of, and for, the periods presented in the report;

4. I and the other certifying officer are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Regulation 13a-14 of the Securities Exchange Act of 1934) for ACROSS AMERICA REAL ESTATE CORP and have:

     i. Designed such disclosure controls and procedures to ensure that material information relating to ACROSS AMERICA REAL ESTATE CORP, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;

     ii. Evaluated the effectiveness of ACROSS AMERICA REAL ESTATE CORP.'s disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

     iii. Presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I and the other certifying officer have disclosed, based on our most recent evaluation, to the ACROSS AMERICA REAL ESTATE CORP. auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

     i. All significant deficiencies in the design or operation of internal controls which could adversely affect ACROSS AMERICA REAL ESTATE CORP.'s ability to record, process, summarize and report financial data and have identified for ACROSS AMERICA REAL ESTATE CORP.'s auditors any material weaknesses in internal controls; and

     ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6. I and the other certifying officer have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 14, 2005                             /s/ James W. Creamer, III
                                                    --------------------------
                                                    James W. Creamer, III,
                                                    Chief Financial Officer